UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT 1934

Date of Report (Date of earliest event reported): May 2, 2014

HEALTHCARE CORPORATION OF AMERICA

(Exact name of registrant as specified in charter)

Delaware	000-54527	27-4563770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Ford Road Suite 230 Denville, NJ	07834
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 983-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, on April 4, 2014, Healthcare Corporation of America (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with the persons named therein (each a “Lender”, and, collectively, the “Lenders”) pursuant to which the Lenders loaned the Company $1,000,000 and the Company issued $1,000,000 in Secured Convertible Term Notes (the “Notes”) to the Lenders. In the Purchase Agreement, the Company covenanted and agreed that:

(a) if, as of May 4, 2014, the Company has failed to secure at least $1,500,000 in a new financing, such failure will constitute an event of default;

(b) if, as of May 4, 2014, the Company has secured at least $1,500,000 in a new financing, but less than $3,500,000, then the Company shall be entitled to an additional 30 days in which to secure an additional amount so that the aggregate amount raised totals $3,500,000;

(c) if, on or before expiration of such second 30 day period, the Company has failed to secure at least $3,500,000, such failure will constitute an event of default.

On May 2, 2014, the Company and the Lenders agreed to extend the time periods specified in the foregoing covenants by five days from the original maturity date to May 9, 2014. On May 7, 2014, the Company and the Lenders agreed to further extend the time periods specified in the foregoing covenants from May 9, 2014 to May 23, 2014. On May 23, 2014, the Company and the Lenders agreed to further extend the time periods specified in the foregoing covenants from May 23, 2014 to May 30, 2014, which will allow the Company time to continue exploring its financing options.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
4.1	Letter Agreement dated May 2, 2014 - Previously filed
4.2	Letter Agreement dated May 7, 2014 – Previously filed
4.3	Letter Agreement dated May 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE CORPORATION OF AMERICA
Dated: May 23, 2014

	By:	/s/ Natasha Giordano
Name: Natasha Giordano
Title: CEO